EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
JULY 2017 MONTHLY DIVIDEND AND
JUNE 30, 2017 RMBS PORTFOLIO CHARACTERISTICS

•	July 2017 Monthly Dividend of $0.14 Per Share
•	Estimated Book Value Per Share at June 30, 2017 of $9.23
•	Estimated $(0.86) per share realized and unrealized losses on RMBS and derivative instruments
•	Estimated GAAP net loss of $0.26 per share, which includes the estimated $(0.86) per share of realized and unrealized losses on RMBS and derivative instruments.
•	Estimated (1.0)% total return on equity for the quarter, or (4.1)% annualized
•	RMBS Portfolio Characteristics as of June 30, 2017

Vero Beach, Fla., July 12, 2017 - Orchid Island Capital, Inc. (the "Company") (NYSE:ORC) announced today that the Board of Directors declared a monthly cash dividend for the month of July 2017. The dividend of $0.14 per share will be paid August 10, 2017 to holders of record on July 31, 2017, with an ex-dividend date of July 27, 2017.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT"), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of July 12, 2017, the Company had 45,303,821 shares outstanding. At March 31, 2017, the Company had 34,270,126 shares outstanding.

Estimated June 30, 2017 Book Value Per Share

The Company's estimated book value per share as of June 30, 2017 was $9.23.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At June 30, 2017, the Company's preliminary estimated total stockholders' equity was approximately $418.2 million with 45,299,812 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company's independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net loss per share of $0.26, which includes ($0.86) per share of realized and unrealized gains and losses on RMBS and derivative instruments for the quarter ended June 30, 2017.  These figures compare to three monthly dividends declared during the quarter of $0.14, for a total of $0.42 declared during the quarter.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company's independent registered public accounting firm.

Estimated Return on Equity

The Company's estimated total return on equity for the quarter ended June 30, 2017 was (1.0)%, or (4.1)% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company's stockholders' equity at the beginning of the quarter.  The total return was $(0.10) per share, comprised of dividends per share of $0.42 and a decrease in book value per share of $0.52 from March 31, 2017.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of June 30, 2017 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company's financial statements and associated footnotes as of and for the quarter ended June 30, 2017, are subject to review by the Company's independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company's distributions and the expected funding of purchased assets and anticipated borrowings. These forward-looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2016.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Jun 2017 CPR
Asset Category	Face	Value(1)	Price	Portfolio	Coupon	(Reported in Jul)
As of June 30, 2017
Adjustable Rate RMBS	$1,814	$1,929	$106.34	0.05%	3.52%	0.09%
10-1 Hybrid Rate RMBS	41,839	42,881	102.49	1.15%	2.55%	0.84%
Hybrid Adjustable Rate RMBS	41,839	42,881	102.49	1.15%	2.55%	0.84%
15 Year Fixed Rate RMBS	42,907	45,049	104.99	1.21%	3.50%	11.80%
20 Year Fixed Rate RMBS	212,874	226,258	106.29	6.05%	4.00%	4.16%
30 Year Fixed Rate RMBS	3,034,026	3,274,307	107.92	87.60%	4.46%	6.62%
Total Fixed Rate RMBS	3,289,807	3,545,614	107.78	94.86%	4.42%	6.52%
Total Pass-through RMBS	3,333,460	3,590,424	107.71	96.06%	4.39%	6.44%
Interest-Only Securities	798,981	102,552	12.84	2.74%	3.74%	15.51%
Inverse Interest-Only Securities	232,723	44,851	19.27	1.20%	5.02%	14.10%
Structured RMBS	1,031,704	147,403	14.29	3.94%	4.13%	15.20%
Total Mortgage Assets	$4,365,164	$3,737,827		100.00%	4.38%	8.64%

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of June 30, 2017			As of June 30, 2017
Fannie Mae	$2,621,464	70.1%	Whole Pool Assets	$3,187,442	85.3%
Freddie Mac	1,107,792	29.7%	Non-Whole Pool Assets	550,385	14.7%
Ginnie Mae	8,571	0.2%	Total Mortgage Assets	$3,737,827	100.0%
Total Mortgage Assets	$3,737,827	100.0%

(1)	Amounts in the tables above include assets with a fair value of approximately $272.3 million purchased in June 2017, which settle in July 2017.

Borrowings By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of June 30, 2017	Borrowings(1)	Debt	in Days	Maturity
J.P. Morgan Securities LLC	$610,851	18.5%	12	7/21/2017
Wells Fargo Bank, N.A.	313,206	9.6%	11	7/12/2017
Citigroup Global Markets Inc	269,560	8.2%	17	9/14/2017
ICBC Financial Services LLC	241,736	7.4%	12	7/13/2017
Cantor Fitzgerald & Co	229,485	7.0%	31	8/15/2017
RBC Capital Markets, LLC	227,896	7.0%	13	7/13/2017
Mitsubishi UFJ Securities (USA), Inc	192,516	5.9%	17	7/17/2017
South Street Securities, LLC	173,925	5.3%	11	7/24/2017
Merrill Lynch, Pierce, Fenner & Smith Incorporated	159,470	4.9%	17	7/31/2017
ED&F Man Capital Markets Inc	155,908	4.8%	51	9/22/2017
Natixis, New York Branch	142,158	4.3%	18	7/31/2017
Mirae Asset Securities (USA) Inc.	127,280	3.9%	43	8/14/2017
Daiwa Securities America Inc.	92,750	2.8%	12	7/14/2017
FHLB-Cincinnati	80,180	2.4%	3	7/3/2017
KGS-Alpha Capital Markets, L.P	68,296	2.1%	11	7/14/2017
Nomura Securities International, Inc.	63,992	2.0%	40	8/17/2017
Goldman, Sachs & Co	53,858	1.6%	14	7/14/2017
Guggenheim Securities, LLC	53,020	1.6%	40	9/29/2017
Mizuho Securities USA, Inc	22,369	0.7%	26	7/26/2017
Total Borrowings	$3,278,456	100.0%	18	9/29/2017

(1)
In June 2017, the Company purchased assets with a fair value of approximately $272.3 million which settle in July 2017 that are expected to be funded by repurchase agreements.  These anticipated borrowings are not included in the table above.

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of June 30, 2017
Adjustable Rate RMBS	$1,929	1	10.04%	2.00%	$5	$(3)
Hybrid Adjustable Rate RMBS	42,881	67	7.55%	2.00%	566	(665)
Total Fixed Rate RMBS	3,545,614	n/a	n/a	n/a	46,163	(69,033)
Total Pass-through RMBS	3,590,424	n/a	n/a	n/a	46,734	(69,701)
Interest-Only Securities	102,552	n/a	n/a	n/a	(17,804)	15,329
Inverse Interest-Only Securities	44,851	1	6.22%	n/a	571	(2,135)
Structured RMBS	147,403	n/a	n/a	n/a	(17,233)	13,194
Total Mortgage Assets	$3,737,827	n/a	n/a	n/a	$29,501	$(56,507)

Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance(2)	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$978,571	Dec-2020	$(13,973)	$17,125
Treasury Futures Contracts - Short Positions			465,000	Sep-2027	(19,701)	16,262
Payer Swaps			950,000	May-2022	(11,678)	11,678
TBA Short Positions			400,000	Jul-2017	(8,666)	11,016
Total Hedges					(54,018)	56,081

Grand Total					$(24,517)	$(426)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Treasury futures contracts were valued at a price of $125.53 at June 30, 2017. The nominal contract value of the short position was $583.7 million.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400